Tri-Continental Corporation

Transfer of Ownership Request Form

Use this form to change the ownership of your account, which may include changing, adding, or deleting the name(s) on your non- retirement account. Columbia Management Investment Services Corp. (CMIS) will transfer the shares from your current account to either an existing or new account. A Tri-Continental Corporation Authorization Form must be completed and submitted with this form to reflect the new account information, if an account is not already established. An inheritance tax waiver may be required if this transfer is due to death. Contact the applicable state tax agency for guidance.

Part 1	Current Stockholder Information: (Please type or print clearly.)

Provide the name(s) on the account exactly as they appear in the current account registration.

Stockholder or UGMA/UTMA Minor (First, Middle Initial, Last)	Date of Birth (MM/DD/YYYY) Social Security Number

Co-Stockholder or UGMA/UTMA Custodian	Date of Birth (MM/DD/YYYY) Social Security Number

Name of Trust or Entity, if applicable	Trust Date (MM/DD/YYYY, if applicable)	Taxpayer Identification Number

Street Address or APO/FPO	City	State	ZIP Code

Mobile Phone Number	Home Phone Number

Part 2	Transfer Instructions

Note: If you have outstanding stock certificates, you must mail your stock certificates to the Service Agent (this is one of the requirements for your transfer request to be considered received in “good form”). We recommend using registered mail when returning outstanding certificates for 2% of the current market value of the shares. The recommended insurance amount is based on the premium for a lost certificate bond in the event the certificate is lost in transit.

☐

Transfer to Existing Account – I/We authorize CMIS to transfer the amount indicated from the account number(s) listed below to an existing account. I/We understand the final dividend payment on a full transfer will default to reinvest if no selection is made below.

1.	FROM: Fund/Account Number		TO: Fund/Account Number

	Dollar Amount	Share Amount	% Amount	Check Box for all shares

	$	OR	OR	☐

If this is a full transfer the final dividend should be: ☐ Paid in Cash ☐ Reinvested into the new account

2.	FROM: Fund/Account Number		TO: Fund/Account Number

	Dollar Amount	Share Amount	% Amount	Check Box for all shares

	$	OR	OR	☐

If this is a full transfer the final dividend should be: ☐ Paid in Cash ☐ Reinvested into the new account

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/115271 D (12/22)

Part 2	Transfer Instructions: (continued)

☐

Transfer to New Account – I/We authorize CMIS to transfer the amount indicated from the account number(s) listed below to a new account registration. I/We understand the final dividend payment on a full transfer will default to reinvest if no selection is made below. Please provide the name, Social Security Number, date of birth and physical address for the stockholder(s) or authorized individual(s) below. A Tri-Continental Corporation Authorization Form must be completed and submitted with this form to reflect the new account registration below.*

1. FROM: Fund/Account Number	Dollar Amount		Share Amount		% Amount		Check Box for all shares

		OR		OR		OR	☐

FROM: Fund/Account Number	Dollar Amount		Share Amount		% Amount		Check Box for all shares

		OR		OR		OR	☐

If this is a full transfer the final dividend should be: ☐ Paid in Cash ☐ Reinvested into the new account

Provide the type of account and new account registration below.

☐ Individual ☐ Joint Tenant ☐ TOD ☐ UGMA/UTMA ☐ Trust ☐ Estate ☐ Corporation/Other Entity

Stockholder/Authorized Individual or UGMA/UTMA Minor (First, Middle Initial, Last)	Date of Birth (MM/DD/YYYY)	Social Security Number

Co-Stockholder/Authorized Individual or UGMA/UTMA Custodian	Date of Birth (MM/DD/YYYY)	Social Security Number

Name of Trust or Entity, if applicable	Trust Date (MM/DD/YYYY), if applicable	Taxpayer Identification Number

Street Address or APO/FPO	City	State	ZIP Code

2. FROM: Fund/Account Number	Dollar Amount		Share Amount		% Amount		Check Box for all shares

		OR		OR		OR	☐

FROM: Fund/Account Number	Dollar Amount		Share Amount		% Amount		Check Box for all shares

		OR		OR		OR	☐

If this is a full transfer the final dividend should be: ☐ Paid in Cash ☐ Reinvested into the new account

Provide the new account registration below.

☐ Individual ☐ Joint Tenant ☐ TOD ☐ UGMA/UTMA ☐ Trust ☐ Estate ☐ Corporation/Other Entity

Stockholder/Authorized Individual or UGMA/UTMA Minor (First, Middle Initial, Last)	Date of Birth (MM/DD/YYYY)	Social Security Number

Co-Stockholder/Authorized Individual or UGMA/UTMA Custodian	Date of Birth (MM/DD/YYYY)	Social Security Number

Name of Trust or Entity, if applicable	Trust Date (MM/DD/YYYY), if applicable	Taxpayer Identification Number

Street Address or APO/FPO	City	State	ZIP Code

*

Please make a copy of this page if your transfer instruction will include additional requests. A Tri-Continental Corporation Authorization Form must be completed and included for each additional request to reflect the new account registration.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/115271 D (12/22)

Part 3	Reason for the Transfer

Indicate the reason for the transfer to ensure accurate cost basis reporting. If no reason is provided, the transfer will be processed as a gift.

Re-registration:	☐ Due to Death (Inheritance) (complete A below)	☐ Gift (complete B below)	☐ Individual/Joint Tenant to/from Trust
	☐ Minor reaches age of majority	☐ Divorce/Separation	☐ Other, describe__________________

A. Transfer due to Death (Inheritance): Date of Death is (MM/DD/YYYY) (Required) __________/___ /__________.

For cost basis purposes, the date of death will serve as the acquisition date unless an Alternate Valuation Date (MM/DD/YYYY) is provided by an authorized person __________/___ /__________.

B. Transfer due to Gift: Date of Gift is (MM/DD/YYYY) __________/___ /__________. If no date is provided, the date of receipt will be used.

THIS SECTION MUST BE COMPLETED BY THE GIFT RECIPIENT

Acceptance of Fair Market Value for cost basis calculation:

Note: If you are the recipient of gifted shares and have elected a cost basis method of average cost, the Internal Revenue Service requires that you provide acceptance of the fair market value (FMV). Fair market value acceptance will only apply if the shares being transferred have depreciated in value since the original purchase date. For additional information, we strongly encourage you to consult a tax advisor.

☐	No, I do not accept the fair market value of the gifted shares.

If this option is selected or a signature is not provided for fair market value acceptance, it will be deemed that the fair market value has not been accepted and a new account with a default method of first in, first out will be established, unless an alternate cost basis method is provided.

☐	Yes, I accept the fair market value of the gifted shares as of the date of gift referenced above or the date of receipt, in order to utilize a cost basis method of average cost.

In accepting fair market value for shares transferred into a new or existing account, I understand there may be potential negative tax implications and I have been advised to consult a tax advisor or the Internal Revenue Service.

Fair Market Value Acceptance X
Print Name of Gift Recipient

X
Signature of Gift Recipient

Part 4	Depletion Method of Transferred Shares

When transferring shares, non-covered shares (shares acquired before January 1, 2012) will be depleted first. The remaining covered shares (shares acquired on or after January 1, 2012) will use the cost basis method on your account, unless you are using the Specific Lot Identification method or indicate a one-time override method. In cases of multiple recipients, shares will be transferred on a pro-rata basis unless otherwise requested.

Pro-Rata applies to covered and non-covered shares.

☐	Current Accounting Method: Shares will be transferred using the cost basis accounting method that is currently on the account.

☐

Override Accounting Method: Selecting this option will override the current method on the account for this transaction only, and will utilize the method checked below. Note: This option is not available if your current cost basis method is Average Cost.

☐ FIFO – First In, First Out ☐ LIFO – Last In, First Out  ☐ HIFO – High Cost, First Out

☐ LOFO – Low Cost, First Out ☐ LGUT – Loss/Gain Utilization ☐ SLID – Specified Lot Identification (Complete Part 5)

Note: To permanently change your cost basis method you must complete and enclose a Tri-Continental Corporation Authorization Form

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a .m. to 6:00 p.m. Eastern time.

CT-FR/115271 D (12/22)

Part 5	Specific Tax Lots for Depletion of Shares

Complete this section ONLY if this is a partial transfer and you would like to use the Specific Lot Identification method on an account. This cost basis method will permanently remove any average cost basis tracking from non-covered shares.

Please provide the fund and account number, purchase (trade) date and number of shares to indicate the specific share lots you would like to use for this partial transfer. (If there are more share lots than space allows, please make a copy of this page or use a separate sheet of paper.)

Fund Number	Account Number
Check box for
all shares in lot
Trade Date (MM/DD/YYYY)		Number of Shares	☐
Trade Date (MM/DD/YYYY)		Number of Shares	☐
Trade Date (MM/DD/YYYY)		Number of Shares	☐
Trade Date (MM/DD/YYYY)		Number of Shares	☐

General Information about Cost Basis Accounting Method Options: (For covered shares)

ACST	Average Cost — A method for valuing the cost of shares in an account by averaging the cost of all transactions in the account. The basis for determining gain/loss is calculated by taking the cumulative dollar cost of the shares owned and dividing it by the number of shares in the account with certain adjustments.

FIFO	First In, First Out — A standing order to sell the oldest shares in the account first.

LIFO	Last in, First Out — A standing order to sell the newest shares in an account first.

HIFO	High Cost, First Out — A standing order to sell shares acquired at the highest cost first.

LOFO	Low Cost, First Out — A standing order to sell shares acquired at the lowest cost first.

LGUT	Loss/Gain Utilization — A standing order accounting method that evaluates losses and gains, and selects lots based on the potential loss/gain in conjunction with the holding period. The Loss/Gain Utilization election method depletes lots with losses before lots with gains.

• For liquidated shares that yield a loss, short-term shares will be liquidated before long-term shares.

•  For liquidations that yield a gain, long-term shares will be liquidated before short-term shares. With favorable long-term capital gains rates, long-term gain shares are given priority over short-term gain shares.

• Shares may be used only once to calculate the cost basis.

SLID	Specific Lot Identification (SLID) — You designate which specific lots to sell at the time of each liquidation.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/115271 D (12/22)

Part 6	Authorization/Signature(s): (Complete section A and B.)

A. Current Stockholder Information - REQUIRED: Provide the name(s) on the account exactly as they appear in the current account registration.

Stockholder or UGMA/UTMA Minor (First, Middle Initial, Last)	Date of Birth (MM/DD/YYYY)	Social Security Number

Co-Stockholder or UGMA/UTMA Custodian	Date of Birth (MM/DD/YYYY)	Social Security Number

Name of Trust or Entity, if applicable	Trust Date (MM/DD/YYYY), if applicable Taxpayer Identification Number

B. Authorization - REQUIRED: All registered stockholders must print and sign below. If you are not the registered stockholder and are acting in a special capacity as an authorized individual (executor, administrator, custodian, trustee or successor trustee, beneficiary, power of-attorney, etc.) please print, sign, and indicate your capacity below. A Medallion Signature Guarantee (MSG), Signature Validation Program (SVP), or Signature Guarantee may be required.

By signing below, the stockholder(s) or authorized individual(s) hereby agrees that Tri-Continental, Columbia Management Investment Services Corp. and their respective affiliates, officers, directors, agents and employees will not be liable for any loss, liability, damage or expense which may arise as a result of relying on this form or any instruction believed genuine.

Print Name of Stockholder or Authorized Individual	Print Name of Co-Stockholder or Authorized Individual

Signature of Stockholder or Authorized Individual	Signature of Co-Stockholder or Authorized Individual
X	X

Capacity (Required for Authorized Individuals) Date (MM/DD/YYYY)	Capacity (Required for Authorized Individuals) Date (MM/DD/YYYY)

MSG, SVP or Signature Guarantee stamp	MSG, SVP or Signature Guarantee stamp

Guarantor, please do not affix the guarantee unless all of the	Guarantor, please do not affix the guarantee unless all of the
information on this page has been completed.	information on this page has been completed.

The Service Agent may require a Medallion Signature Guarantee (MSG), Signature Validation Program (SVP), or Signature Guarantee stamp for your signature in order to process certain transactions. A MSG, SVP, or Signature Guarantee stamp may be executed by any eligible institution, including, but not limited to, the following: brokers or dealers, banks, credit unions, and savings associations. A MSG, SVP, or Signature Guarantee stamp helps assure that a signature is genuine and not a forgery. Notarization by a notary public is not an acceptable signature guarantee. The Service Agent reserves the right to reject a signature guarantee and to request additional documentation for any transaction. You may refer to the Fund’s prospectus for more information.

Part 7	Return Instructions

Regular mail	Tri-Continental Corporation	Overnight mail	Tri-Continental Corporation
	P.O. Box 219371		c/o SS&C GIDS, Inc.
	Kansas City, MO 64121-9371		430 W 7th Street, STE 219371
Kansas City, MO 64105-1407

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies. Columbia Management Investment Services Corp. is the service agent for Tri-Continental Corporation.

© 2022 Columbia Management Investment Advisers, LLC. All rights reserved.	4772180 (12/22) CT-FR/115271 D (12/22)